UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2010

Gilman Ciocia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22996	11-2587324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Raymond Avenue, Poughkeepsie, New York	12603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 485-5278

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 25, 2010, in an Administrative Proceeding before the Securities and Exchange Commission (the “SEC”), Administrative Law Judge Carol Foelak issued an Initial Decision concerning Michael P. Ryan (“Ryan”), the Company’s CEO, Rose M. Rudden (“Rudden”), the Company’s Chief Compliance Officer and two current and two former Company employees (the “Employees”).  Judge Foelak ordered that Ryan and Rudden each pay a civil money penalty of $65,000. In addition, Judge Foelak ordered that Ryan and Rudden are prohibited from serving in a supervisory capacity with any broker, dealer, or investment adviser with the right to reapply after one year.

Judge Foelak ordered that the Employees disgorge commissions earned and pay civil money penalties.  In addition, Judge Foelak ordered that each of the Employees is barred from association with any broker, dealer, or investment adviser.

The Initial Decision shall become effective in accordance with and subject to the provisions of Rule 360 of the SEC’s Rules of Practice. Ryan, Rudden and the two current Employees are considering several alternatives including filing a petition for review of the Initial Decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilman Ciocia, Inc.
(Registrant)

Date July 1, 2010	/s/ Michael Ryan
	Name:	Michael Ryan
	Title:	Chief Executive Officer